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                                                                 Exhibit 10.5


                    AMENDMENT TO LOAN PURCHASE AND SALE AGREEMENT

     THIS AMENDMENT TO LOAN PURCHASE AND SALE AGREEMENT (this "Agreement") is dated as of April 16, 1998 by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Seller") and CONSTELLATION REAL ESTATE, INC., a Maryland corporation ("Purchaser").

                                  R E C I T A L S :

     Purchaser and Seller are parties to that certain Loan Purchase and Sale Agreement dated as of March 13, 1998 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase, subject to the terms and conditions of the Purchase Agreement, all of Seller's right, title and interest in and to the Loan, the Loan Documents, the Reversionary Interests, the Property Purchase Agreement (as such terms are defined in the Purchase Agreement) and certain other interests of Seller (collectively, the "Loan Interests"), all as more particularly set forth in the Purchase Agreement.

     Seller and Purchaser have agreed to certain amendments to the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

     2.        Amendment of Purchase Agreement.

     1         Purchase Price.  Section 2 of the Purchase Agreement is amended by deleting "$65,300,000" appearing in the first sentence thereof and substituting "$65,000,000" therefor. Purchaser covenants and agrees that, if and at such time as the "Closing" (as defined in the Property Purchase Agreement) occurs, Purchaser shall pay to Seller, as additional consideration for the sale of the Loan Interests to Purchaser, an amount equal to one-tenth (1/10) of the aggregate amounts deposited into the Reserve Escrow after the Closing Date and before the Closing. Purchaser further covenants and agrees that between the Closing Date and the Closing, it will not amend, modify or waive any of the provisions of the Reserve Escrow Agreement or any of the other Loan Documents relating to the requirements for the deposit by Borrower of funds into the Reserve Escrow. Promptly after the Closing, Purchaser shall promptly provide Seller with such information as Seller may reasonably require to determine the amount, if any, payable as such additional consideration.




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     2         Closing Date.  Section 1 of the Purchase Agreement is amended by amending and restating the second sentence thereof to read in its entirety as follows:

     The closing of the sale of the Loan, the Loan Documents, the Reversionary Interests, the Property Purchase Agreement (as hereinafter defined) and other interests to be sold by Seller hereunder (the "Closing") shall occur on April 30, 1998 (the "Closing Date").

As used in the Purchase Agreement, "Property" shall mean and refer to the property encumbered by the Deeds of Trust.

     3         Property Purchase Agreement.  Seller warrants and represents that it has provided Purchaser with a true and correct copy of the Property Purchase Agreement. Purchaser hereby acknowledges and agrees that the Property Purchase Agreement is "acceptable" to Purchaser, as such term is used in Section 5(e) of the Purchase Agreement. Seller covenants and agrees that it shall use reasonable good faith efforts to obtain Borrower's agreement, prior to the Closing Date, to disburse funds from the Escrow Reserve or make other arrangements satisfactory to Purchaser to pay the accrued and unpaid costs of certain building improvements, tenant improvements and leasing commissions in respect of leases affecting the Property and existing as of April 13, 1998.

     4         Study Period.  Purchaser acknowledges and agrees that the Study
Period has expired, and that Purchaser's right and option to terminate the Purchase Agreement under Section 4 of the Purchase Agreement has correspondingly lapsed.

     5         Participation Agreement; Additional Representation and Warranty
of Seller. Section 6(e) of the Purchase Agreement is amended by adding the following at the end of such section:

     Without limiting the foregoing, the participation interests conveyed by Seller pursuant to that certain Participation Agreement dated as of July 1, 1993 by and between Seller and The Aetna Casualty and Surety Company have been reconveyed to Seller and said Participation Agreement has been terminated.

3.        Miscellaneous.

     1         Entire Agreement.  The Purchase Agreement, as amended by this
Agreement, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties. Except as specifically amended hereby, the Purchase Agreement has not been amended or modified, nor have any of its provisions been waived.

     2         Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.



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     3         Successors Bound.  This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

     4         Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.

     5         Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

         [Remainder of page intentionally left blank; signature page follows]



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     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date set forth above.

     SELLER:                  AETNA LIFE INSURANCE COMPANY



                              By: /s/ Peter Atwood
                              ---------------------------------
                              Printed name: Peter Atwood
                              Its: Vice President



     PURCHASER:               CONSTELLATION REAL ESTATE, INC.



                              By: /s/ Roger A. Waesche, Jr.
                              ---------------------------------
                              Printed name: Roger A. Waesche, Jr.
                              Its: Senior Vice President